EXHIBIT 32

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act Of 2002

The undersigned, Robert E. Sulentic, Chief Executive Officer, and Leah C. Stearns, Chief Financial Officer of CBRE Group, Inc. (the “Company”), hereby certify as of the date hereof, solely for the purposes of 18 U.S.C. §1350, that:

(i)

the Quarterly Report on Form 10-Q for the period ended June 30, 2019, of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 9, 2019	/s/ Robert E. Sulentic
Robert E. Sulentic
President and Chief Executive Officer

/s/ LEAH C. STEARNS
Leah C. Stearns
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.